                                                                   EXHIBIT 10(b)





                              RESTATED AND AMENDED

                               OPERATING AGREEMENT

                                      Among

                         Central Power and Light Company

                       Public Service Company of Oklahoma

                       Southwestern Electric Power Company

                          West Texas Utilities Company

                      Central and South West Services, Inc.

                                 January 1, 1998

                               OPERATING AGREEMENT
                                TABLE OF CONTENTS
                                                                           Page
ARTICLE I
                                TERM OF AGREEMENT...........................  2

ARTICLE II
                                   DEFINITIONS..............................  2
         2.1      Agent.....................................................  3
         2.2      Agreement.................................................  3
         2.3      Capacity Commitment.......................................  3
         2.4      Capacity Commitment Charge................................  3
         2.5      Central Control Center....................................  3
         2.6      Chief Executive Officer (CEO).............................  3
         2.7      Company...................................................  3
         2.8      Company Capability........................................  3
         2.9      Company Demand............................................  4
         2.10     Company Hourly Capability.................................  4
         2.11     Company Load Responsibility...............................  4
         2.12     Company Operating Capability..............................  5
         2.13     Company Operating Reserve.................................  5
         2.14     Company Peak Demand.......................................  5
         2.15     Day.......................................................  5
         2.16     Decremental Energy Value..................................  5
         2.17     Economic Dispatch.........................................  5
         2.18     Energy....................................................  5
         2.19     Generating Unit...........................................  5
         2.20     Hour......................................................  6
         2.21     Incremental Energy Cost...................................  6
         2.22     Internal Economy Energy...................................  6
         2.23     Joint Resource Plan.......................................  6
         2.24     Joint Unit................................................  6
         2.25     (a)      Margin on Sales..................................  6
         2.25     (b)      Margin on Purchases..............................  6
         2.25     (c)      Margin on Internal Economy Energy................  6
         2.25     (d)      Margin...........................................  7
         2.26     Month.....................................................  7
         2.27     Operating Committee.......................................  7
         2.28     Own Load..................................................  7
         2.29     Parent Company............................................  7
         2.30     Planning Reserve Level....................................  7
         2.31     Pool Energy...............................................  7
         2.32     Power.....................................................  8
         2.33     Prorated Reserve Level....................................  8
         2.34     Reserve Capacity (Company or System)......................  8
         2.35     System....................................................  8
         2.36     System Capability.........................................  8
         2.37     System Demand.............................................  8
         2.38     System Load Responsibility................................  8
         2.39     System Operating Capability...............................  9
         2.40     System Operating Reserve..................................  9
         2.41     System Peak Demand........................................  9

         2.42     Transaction Cost..........................................  9
         2.43     Variable Cost.............................................  9
         2.44     Year......................................................  9

ARTICLE III
                                    OBJECTIVES..............................  9
         3.1      Purpose...................................................  9

ARTICLE IV
                                      AGENT................................. 10
         4.1      Responsibility of the Agent............................... 10
         4.2      Delegation and Acceptance of Authority.................... 10
         4.3      Reporting................................................. 10

ARTICLE V
                                OPERATING COMMITTEE......................... 11
         5.1      Operating Committee....................................... 11

ARTICLE VI
                                    OPERATIONS.............................. 11
         6.1      Planning and Authorization of Production Facilities....... 11
         6.2      Planning Reserve Levels................................... 12
         6.3      Provision to Achieve Planning Reserve Levels.............. 12
         6.4      Capacity Sales and Purchases and Reserve Shortfalls....... 13
         6.5      Energy Exchanges Among the Companies...................... 13
         6.6      Energy Exchange Pricing................................... 13
         6.7      Energy Exchanges with Non-Associated Utilities............ 14
         6.8      Communications and other Facilities....................... 15

ARTICLE VII
                             CENTRAL CONTROL CENTER......................... 15
         7.1      Central Control Center.................................... 15
         7.2      Expenses.................................................. 15

ARTICLE VIII
                                     GENERAL................................ 16
         8.1      Regulatory Authorization.................................. 16
         8.2      Effect on Other Agreements................................ 16
         8.3      Schedules................................................. 16
         8.4      Billings.................................................. 16
         8.5      Waivers................................................... 17
         8.6      Successors and Assigns; No Third Party Beneficiary........ 17
         8.7      Amendment................................................. 18
         8.8      Independent Contractors................................... 18
         8.9      Responsibility and Liability.............................. 18

SCHEDULES

A  JOINT UNIT
B  COMPANY UNITS THAT ARE NOT JOINT UNITS
C  CAPACITY COMMITMENT CHARGE
D  PAYMENTS AND RECEIPTS FOR POOL ENERGY EXCHANGES AMONG THE COMPANIES
E  PAYMENTS AND RECEIPTS FOR INTERNAL ECONOMY ENERGY EXCHANGES AMONG THE
     COMPANIES AND FOR OFF-SYSTEM ENERGY PURCHASES AND SALES
F  DISTRIBUTION OF MARGIN FOR INTERNAL ECONOMY ENERGY EXCHANGES AND FOR OFF-
     SYSTEM ENERGY PURCHASES AND SALES
G  DISTRIBUTION OF OPERATING EXPENSES OF THE CENTRAL CONTROL CENTER
H  CAPACITY COMMITMENT UNITS
I  PLANNING-RESERVE CRITERIA
J  STATEMENT OF PRACTICE REGARDING OFF-SYSTEM ENERGY SALES
K  DISTRIBUTION OF CERTAIN TRANSACTION COSTS

                              RESTATED AND AMENDED

                               OPERATING AGREEMENT

                                      Among

                         Central Power and Light Company

                       Public Service Company of Oklahoma

                       Southwestern Electric Power Company

                          West Texas Utilities Company

                      Central and South West Services, Inc.



     THIS RESTATED AND AMENDED OPERATING AGREEMENT, hereinafter called Agreement, is made and entered into as of the 1st day of January, 1998 by and among Central Power and Light Company, hereinafter called CPL; Public Service Company of Oklahoma, hereinafter called PSO; Southwestern Electric Power Company, hereinafter called SWEPCO; West Texas Utilities Company, hereinafter called WTU; and Central and South West Services, Inc., hereinafter called CSWS; all of whose common stock is wholly owned by Central and South West Corporation, and supersedes the Restated and Amended Operating Agreement dated October 1, 1993.

     WHEREAS, CPL, PSO, SWEPCO, and WTU are the owners and operators of interconnected electric generation, transmission, and distribution facilities with which they are engaged in the business of generating, transmitting, and selling electric Power and Energy to the general public and to other electric utilities; and

     WHEREAS, the Companies achieve economic benefits for their customers through operation as a single interconnected system and through coordinated planning, construction, operation and maintenance of their electric supply facilities; and

     WHEREAS, CSWS is qualified to act as Agent for the Companies;

     NOW, THEREFORE, the parties hereto mutually agree as follows:

                                    ARTICLE I

                                TERM OF AGREEMENT

     1.1 This Agreement shall become effective on such date as is established by the Federal Energy Regulatory Commission. This Agreement shall continue in force and effect for a period of ten (10) Years from the effective date hereinabove described, and continue from Year to Year thereafter until terminated by one or more of the parties upon three (3) Years written notice to the other parties.

     1.2 This Agreement is intended to cover only the acquisition, disposition, planning, design, construction, operation and maintenance of the Generating Units and is not to affect those matters that are the subject of orders of the United States Securities and Exchange Commission authorizing certain cost allocation methods for CSWS billings.

                                   ARTICLE II

                                   DEFINITIONS

     For the purposes of this Agreement and of Schedules A through K which are attached hereto and made a part hereof, the following definitions shall apply:

     2.1 Agent for the Companies shall be CSWS.

     2.2 Agreement shall be this Agreement including all attachments and schedules applying hereto and any amendments made hereafter.

     2.3 Capacity Commitment shall be generating capacity committed by a Company to provide capability to enable another Company to attain its Planning or Prorated Reserve Level, whichever shall be lower.

     2.4  Capacity  Commitment  Charge  shall be the  charge  made by a  Company
supplying  a  Capacity   Commitment  to  the  Company   receiving  the  Capacity
Commitment.

     2.5 Central Control Center shall be a center operated by the Agent for the optimal utilization of System resources for the supply of Power and Energy.

     2.6 Chief Executive Officer (CEO) shall be the Chief Executive Officer of Central and South West Corporation or the CEO's designee.

     2.7  Company  shall be any one of the  Central  and South West  Corporation
operating   companies  and  Companies  shall  be  the  Central  and  South  West
Corporation operating companies collectively.

     2.8 Company Capability shall be:

          (a)  The sum of the Company net plant capability in megawatts; plus

          (b) The megawatt amount of purchases and exchanges without reserves, under contract from other systems; less

          (c) The megawatt amount of sales and exchanges without reserves, under contract to other systems.

     2.9 Company Demand shall be:

          (a)  The  clock-hour   demand  in  megawatts  of  a  Company's  system
               represented by the simultaneous hourly input in megawatt-hours from all sources into the system of a Company; less

          (b)  The sum of the simultaneous  hourly output in  megawatt-hours  to
               other   systems   (exclusive   of  any   wholesale   requirements
               obligations of the Company).

     2.10 Company Hourly Capability for a Company shall be:

          (a) The megawatt amount of dependable capability of the Company's generating units on line, including its shares of Joint Units and its shares of units owned jointly with non-associated entities, during the Hour; plus

          (b) The megawatt amount of capability committed to the Company by other Companies or non-associated suppliers during the Hour; less

          (c) The megawatt amount of capability committed by the Company to other Companies or non-associated purchasers during the Hour; less

          (d)  Any capability required to provide operating reserves.

     2.11 Company Load Responsibility shall be as follows:

          (a)  Company Peak Demand; less

          (b) the difference between Company Peak Demand and Company Demand at the time of System Peak Demand; less

          (c)  The   megawatt-hour   output   of  the   Company   served  on  an
               interruptible basis during the hour of Company Peak Demand; plus

          (d) The contractual amount of sales and exchanges with reserves during the period to other systems; less

          (e) The contractual amount of purchases and exchanges with reserves during the period from other systems.

     2.12 Company Operating Capability shall be the dependable net capability in megawatts of Generating Units of a Company carrying load or ready to take load.

     2.13 Company Operating Reserve shall be the excess of Company Operating Capability over Company Demand expressed in megawatts.

     2.14 Company Peak Demand for a period shall be the highest Company Demand for any Hour during the period.

     2.15 Day shall be a calendar day.

     2.16 Decremental Energy Value shall be the cost that a buying Company avoids by reducing the generation of Energy from its Company Operating Capability or by reducing its purchase of Energy from others.

     2.17 Economic Dispatch shall be the distribution of total generation requirements among alternative sources for System economy with due consideration of incremental generating costs, incremental transmission losses, and System security.

     2.18 Energy shall be work and shall be expressed in megawatt-hours (MWH).

     2.19 Generating Unit shall be an electric generator, together with its prime mover and all auxiliary and appurtenant devices and equipment designed to be operated as a unit for the production of electric Power and Energy. The above is to include equipment necessary for connection to the transmission system.

     2.20 Hour shall be a clock-hour.

     2.21 Incremental Energy Cost shall be the variable cost which a selling Company incurs in order to supply Energy for resale.

     2.22 Internal Economy Energy shall be Energy supplied and sold by one Company to another Company, under Economic Dispatch, to meet a portion of the purchasing Company's Own Load that could otherwise be supplied internally by the purchasing Company.

     2.23 Joint Resource Plan shall be the formal documented plan developed from time to time for all future Generating Units and other power supply and demand management resources.

     2.24 Joint Unit shall be any Generating Unit jointly owned by two or more of the Companies.

     2.25 (a) Margin on Sales shall be the difference between: (1) the revenue from off-System Energy sales made pursuant to Section 6.7 and (2) the selling Companies' Incremental Energy Cost incurred in making such sales.

     2.25 (b) Margin on Purchases shall be the difference between (1) the buying Companies' Decremental Energy Value avoided as a result of off-System Energy purchases made pursuant to Section 6.7 and (2) payments for off-System Energy purchases made pursuant to Section 6.7.

     2.25 (c) Margin on Internal Economy Energy shall be the difference  between
(1) the buying Companies' Decremental Energy Value avoided as the result of receiving Internal Economy Energy and (2) the selling Companies' Internal Economy Energy Cost incurred in supplying Internal Economy Energy.

     2.25 (d) Margin for a given period shall be the sum of the amounts developed in accordance with Sections 2.25 (a), 2.25 (b) and 2.25 (c).

     2.26 Month shall be a calendar Month.

     2.27 Operating Committee shall be the organization  established pursuant to
Section 5.1 and whose duties are more fully set forth therein.

     2.28 Own Load shall be Energy required to meet Company Demand plus Energy associated with sales or exchanges with reserves less Energy associated with purchases or exchanges with reserves.

     2.29 Parent Company shall be Central and South West Corporation.

     2.30 Planning Reserve Level shall be the megawatt amount of required Reserve Capacity for a Company, expressed as a percentage of its forecasted Company Load Responsibility.

     2.31 Pool Energy shall be the Energy supplied and sold by one Company to another Company to enable the purchasing Company to meet a portion of its Own Load that such other Company cannot or does not plan to serve with its other resources. There shall be two categories of Pool Energy. Emergency Pool Energy shall be the Energy required by a Company that becomes deficient because of an unplanned occurrence (such as a generator unit trip or a missed load forecast). Planned Pool Energy shall be the Energy required by a Company to meet portions of its Own Load when it determines that (a) it will be short of capacity when planning for future operations or (b) such Energy can be taken to economic advantage.

     2.32 Power shall be the rate of doing work and shall be expressed in megawatts (MW).

     2.33 Prorated Reserve Level shall be a percentage reserve level for each Company that when divided by that Company's Planning Reserve Level gives the same quotient as that for all other Companies.

     2.34 Reserve Capacity (Company or System) shall be that amount in megawatts
by  which  Company  or  System   Capability   exceeds  Company  or  System  Load
Responsibility.

     2.35 System shall be the coordinated Generating Units of the Companies.

     2.36 System Capability shall be the arithmetical sum in megawatts of the individual Company Capabilities.

     2.37 System Demand shall be the arithmetical sum of the Companies' clock-hour demand in megawatts represented by:

          (a) The simultaneous hourly input in megawatt-hours from all sources into the System; less

          (b)  The sum of the simultaneous  hourly outputs in  megawatt-hours to
               other   systems   (exclusive   of  any   wholesale   requirements
               obligations of the Companies).

     2.38 System Load Responsibility shall be as follows:

          (a)  System Peak Demand; less

          (b)  The   megawatt-hour   output  of  the  Companies   served  on  an
               interruptible basis during the Hour of System Peak Demand; plus

          (c) The arithmetic sum in megawatts of all of the Companies' contractual amount of sales and exchanges with reserves during the period to other systems; less

          (d) The arithmetic sum in megawatts of all the Companies' contractual amount of purchases and exchanges with reserves during the period from other systems.

     2.39 System Operating Capability shall be the arithmetical sum in megawatts of the individual Company Operating Capabilities.

     2.40 System Operating Reserve shall be the arithmetical sum of the individual Company Operating Reserves, expressed in megawatts.

     2.41 System Peak Demand for a period shall be the highest System Demand for any hour during the period.

     2.42 Transaction Cost shall be the sum of the charges assessed against any one or more of the Companies for transmission services related to Internal Economy Energy exchanges and off-System Energy purchases and sales, other than such charges allocated among the Companies pursuant to the Distribution of Certain Transaction Costs procedure set forth in Schedule K.

     2.43 Variable Cost shall be a Company's incremental generation cost or purchased energy cost.

     2.44 Year shall be a calendar Year.

                                   ARTICLE III

                                   OBJECTIVES

     3.1 Purpose

     The purpose of this Agreement is to provide the contractual basis for the coordinated planning, construction, operation and maintenance of the System to achieve optimal economies, consistent with reliable electric service, reasonable utilization of natural resources, and environmental requirements.

                                   ARTICLE IV

                                      AGENT

     4.1 Responsibility of the Agent

     The Companies hereby designate CSWS as their Agent for the purpose of:

          (a) coordinating the acquisition, disposition, planning, design, construction, operation and maintenance of the Generating Units of the Companies, including any Joint Units; and

          (b) supervising the design, construction, operation and maintenance of the Central Control Center.

     4.2 Delegation and Acceptance of Authority

     The Companies hereby delegate to the Agent and the Agent hereby accepts responsibility and authority for the duties listed in Section 4.1 and elsewhere in this Agreement. Except as herein expressly established otherwise, the Agent shall perform each of those duties in consultation with the Operating Committee. The Agent shall also perform each of those duties in accordance with the standards of conduct described in 18 C.F.R. Section 37.4.

     4.3 Reporting

     The Agent shall provide periodic summary reports of its activities under this Agreement to the Companies and shall keep the Companies and the Operating Committee currently informed of situations or problems that may materially affect the outcome of these activities. Furthermore, the Agent agrees to report to the Companies or to the Operating Committee in such additional detail as is requested regarding specific issues or projects under its supervision as Agent.

                                    ARTICLE V

                               OPERATING COMMITTEE

     5.1 Operating Committee

     The Operating Committee is the organization established to ensure the coordinated operation of the System by making recommendations to the CEO regarding operations under this Agreement. The Operating Committee members will be designated by the CEO and shall include a chairperson and at least one member from the Agent and from each Company. Operating Committee decisions shall be by a majority vote of those present and shall be in the form of recommendations to the CEO. However, any member not present may vote by proxy. In any non-unanimous decision the principles of the difference shall be reported to the CEO. The chairperson shall vote only in case of a tie.

                                   ARTICLE VI

                                   OPERATIONS

     6.1 Planning and Authorization of Production Facilities

          (a) Each Company shall forecast the amount of generating capability required to meet its Company Load Responsibility and its Planning Reserve Level in future Years.

          (b) A current Joint Resource Plan will be maintained that will state the current forecasted System Load Responsibility including the Planning Reserve Level and the required resources.

          (c) All Generating Units placed in service after the date of this Agreement shall be in accordance with the then current Joint Resource Plan. Joint Units shall be authorized by the Board of Directors of the Parent Company prior to the commencement of detailed engineering of the units.

          (d) For the purpose of this Agreement, the Generating Units listed in Schedule B are not Joint Units.

          (e) The organization designated by the CEO shall be responsible for the staffing, operation and maintenance of each Generating Unit.

     6.2 Planning Reserve Levels

     The Operating Committee shall periodically review the Planning Reserve Level for each Company and recommend any modifications of such to the CEO.

     6.3 Provision to Achieve Planning Reserve Levels

          (a) Each Company shall own or have available to it under contract such generating capability and other facilities as are necessary to supply its Company Load Responsibility plus its Planning Reserve Level.

          (b) The Joint Resource Plan shall be periodically reviewed and adjusted to provide the Companies their required Planning Reserve Levels. Any Company with Reserve Capacity in excess of its Planning Reserve Level for a future Year shall commit such excess capacity to Companies with insufficient Reserve Capacity to meet their Planning Reserve Level during that Year or any portion thereof. The deficit Companies shall make payments to the excess Companies in respect of each Month of the Year to which the commitment applies in the amount of the Capacity Commitment Charge in accordance with Schedule C. In the event that the System Capability, including outside capacity purchases, is insufficient to meet such Planning Reserve Levels, the System Capability shall be allocated to provide each Company its Prorated Reserve Level.

          (c) The ownership percentages in future Joint Units are established in accordance with Schedule A, but may be reallocated in the Joint Resource Plan by recommendation of the Operating Committee and authorization by the CEO.

     6.4 Capacity Sales and Purchases and Reserve Shortfalls

          (a) The Agent shall coordinate and assist the Companies in making off-System capacity sales and purchases.

          (b) The System Reserve Capacity shall be at the disposal of any Company requiring such capacity. Should the System be short of capacity as a result of an emergency and be unable to purchase the deficit, each Company shall take such actions as are necessary to bring System load and generation into balance.

     6.5 Energy Exchanges Among the Companies

     The Agent shall schedule the Energy output of System Capability to obtain the lowest cost of Energy for serving System Demand consistent with each Company's operating and security constraints, including voltage control, stability loading of facilities, operating guides as recommended by the Operating Committee and approved by the CEO, fuel commitments, environmental requirements, and continuity of service to customers.

     6.6 Energy Exchange Pricing

     For the purpose of pricing Energy exchange among the Companies, System resources shall be utilized to serve System requirements in the following order:

          a) Those Generating Units which are designated not to be operated in the order of lowest to highest Variable Cost due to Company operating constraints shall be allocated to the Company requiring the Generating Unit.

          (b) The lowest Variable Cost generation of each Company's Hourly Capability shall first be allocated to serve its Own Load.

          c) The next lowest Variable Cost portion of each Company's remaining Hourly Capability shall be allocated to serve Pool Energy requirements of Companies under System Economic Dispatch. Pool Energy shall be priced in accordance with Schedule D.

          (d) The next lowest Variable Cost portion of each Company's remaining Hourly Capability shall be used to supply Internal Economy Energy to Companies under System Economic Dispatch. Internal Economy Energy shall be priced in accordance with Schedule E.

     6.7 Energy Exchanges with Non-Associated Entities

     The Agent shall coordinate and direct off-System purchases of Energy necessary to meet System requirements or improve System economy, after Internal Economy Energy transactions have been effected. The Agent shall coordinate and direct off-System sales of Energy available after meeting all of the requirements of the System including the Energy associated with contractual requirements for off-System capacity sales. Such off-System Energy purchases or sales shall be implemented by decremental or incremental System Economic Dispatch as appropriate. Any Margin on off-System Energy sales or purchases made to improve System economy shall be distributed to the Companies in accordance with Schedule F. Price quotations for such Energy sales shall be determined in accordance with Schedule J.

     6.8 Communications and other Facilities

     The Companies shall provide communications and other facilities necessary for:

          (a) The metering and control of the generating and transmission facilities;

          (b)  The dispatch of electric Power and Energy; and

          (c) For such other purposes as may be necessary for optimum operation of the System.

                                   ARTICLE VII

                             CENTRAL CONTROL CENTER

     7.1 Central Control Center

     The Agent shall provide and operate a Central Control Center adequately equipped and staffed to meet the requirements of the Companies for efficient, economical and reliable operation as contemplated by this Agreement.

     7.2 Expenses

     All expenses for operation of the Central Control Center shall be paid by the Agent and billed monthly to each Company in accordance with Schedule G.



                                  ARTICLE VIII

                                     GENERAL

     8.1 Regulatory Authorization

     This Agreement is subject to certain regulatory approvals and each Company and the Agent shall diligently seek all necessary regulatory authorization for this Agreement.

     8.2 Effect on Other Agreements

     This Agreement shall not modify the obligations of any Company under any agreement between that Company and others not parties to this Agreement in effect at the date of this Agreement, nor shall it modify any agreement between or among the Companies under any transmission tariff or other agreement filed with the Federal Energy Regulatory Commission.

     8.3 Schedules

     The basis of compensation for the use of facilities and for the Power and Energy provided or supplied by a Company to another Company or Companies under this Agreement shall be in accordance with arrangements agreed upon from time to time among the Companies. Such arrangements shall be in the form of Schedules, each of which, when signed by the parties thereto and approved or accepted by appropriate regulatory authority, shall become a part of this Agreement.

     8.4 Billings

     Bills for services rendered hereunder shall be calculated in accordance with applicable Schedules, and shall be issued on or before the tenth working Day of the Month following that in which such service was rendered and shall be payable on or before the twentieth Day of such Month. After the thirtieth Day, interest shall accrue on any balance due until paid at the latest rate approved by the United States Securities and Exchange Commission for loans among Companies in the Central and South West System. Billings in good faith disputed and paid shall be deemed to have been paid under protest.


     8.5 Waivers

     Any waiver at any time by a Company of its rights with respect to a default by any other Company under this Agreement shall not be deemed a waiver with respect to any subsequent default of similar or different nature, nor shall it prejudice its right to deny waiver of similar default to a different Company.

     8.6 Successors and Assigns; No Third Party Beneficiary

     This Agreement shall inure to and be binding upon the successors and assigns of the respective parties hereto, but shall not be assignable by any party without the written consent of the other parties, except upon foreclosure of a mortgage or deed of trust. Nothing expressed or mentioned or to which reference is made in this Agreement is intended or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, expressly or by reference, or any Schedule hereto, this Agreement, any such Schedule and any and all conditions and provisions hereof and thereof being intended to be and being for the sole and exclusive benefit of the parties hereto, and for the benefit of no other person or corporation.

     8.7 Amendment

     It is contemplated by the parties that it may be appropriate from time to time to change, amend, modify or supplement this Agreement or the Schedules which are attached to this Agreement to reflect changes in operating practices or costs of operations or for other reasons. This Agreement may be changed, amended, modified or supplemented by an instrument in writing executed by all of the parties.

     8.8 Independent Contractors

     It is agreed among the Companies that by entering into this Agreement the Companies shall not become partners, but as to each other and to third persons, the Companies shall remain independent contractors in all matters relating to this Agreement.

     8.9 Responsibility and Liability

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs and expenses as provided in this Agreement, and any liability resulting herefrom. Each party hereto will defend, indemnify, and save harmless the other parties hereto from and against any and all liability, loss, costs, damages, and expenses, including reasonable attorney's fees, caused by or growing out of the gross negligence, willful misconduct, or breach of this Agreement by such indemnifying party.



     IN WITNESS WHEREOF, each of the Companies has caused this Agreement and the attached Schedules to be signed in its name and on its behalf by its President attested by its Secretary, both being duly authorized, and CSWS has caused this Agreement and the attached Schedules to be signed in its name and on its behalf by its Chief Executive Officer attested by its Secretary, both being duly authorized. This Agreement and attached Schedules shall become effective on such date as is established by the Federal Energy Regulatory Commission.


                                       CENTRAL POWER AND LIGHT COMPANY
Attest


                                       By   /s/
Secretary                                       President



                                       PUBLIC SERVICE COMPANY OF OKLAHOMA
Attest


                                       By  /s/
Secretary                                       President



                                       SOUTHWESTERN ELECTRIC POWER COMPANY
Attest


                                       By   /s/
Secretary                                       President



                                       WEST TEXAS UTILITIES COMPANY
Attest


                                       By   /s/
Secretary                                       President



                                       CENTRAL AND SOUTH WEST SERVICES, INC.
Attest


                                       By   /s/
Secretary                                       Chief Executive Officer

                                   SCHEDULE A

                                   JOINT UNIT

     9.1 Purpose

     The purpose of this Schedule is to provide the basis for the Companies' participation in Joint Units.

     9.2 Ownership

     (a) Every Joint Unit shall be owned by the Companies participating in the Joint Unit as tenants in common. Ownership shares in each Joint Unit shall be allocated insofar as practical to achieve a Prorated Reserve Level for all Companies participating in the unit. The allocation shall be recommended by the Operating Committee and authorized by the CEO prior to the time the unit is authorized by the Board of Directors of the Parent Company. However, each Company shall own at least fifty (50) megawatts of each Joint Unit unless otherwise agreed to by the Operating Committee. Each Company shall be responsible for its pro rata share of the costs of construction of the unit and shall contribute such funds to the Agent as billed.

     (b) When a new Joint Unit is installed at a site already occupied by one or more existing Generating Units the Agent, in consultation with the Operating Committee, shall identify any existing facilities that will be common to the new Joint Unit and the portion of the common facilities to be allocated to the new Joint Unit. The owners of the new Joint Unit shall compensate the owners of the existing common facilities for the use of those common facilities.

     9.3 Contracts

     The Companies shall execute a joint ownership agreement for each Joint Unit, such agreement to set out all of the rights and obligations of the parties relating to the specific Joint Unit, including the allocation of fuel costs, the allocation of other operation costs and the allocation of maintenance costs among the owners.

                                   SCHEDULE B

                     COMPANY UNITS THAT ARE NOT JOINT UNITS

     10.1 Purpose

     The purpose of this Schedule is to list the Generating Units, to be placed in service after the date of the original Operating Agreement dated September 28, 1983, which are not Joint Units.

     10.2 Company Units That Are Not Joint Units

     The Company units that are not Joint Units are as follows:

                  South Texas Project Unit Number 1 - CPL

                  South Texas Project Unit Number 2 - CPL

                  Dolet Hills Unit Number 1 - SWEPCO

                  Pirkey Unit Number 1 - SWEPCO

                                   SCHEDULE C

                           CAPACITY COMMITMENT CHARGE

     11.1 Purpose

     The purpose of this Schedule is to establish the basis for Capacity Commitments between the Companies and the rates for the Capacity Commitment Charge and associated Energy.

     11.2 Basis for Capacity Commitment

     A committing Company shall make available to a receiving Company unit capacity consisting of a portion of the output of one or more specific Generating Units. The receiving Company shall be entitled to receive Energy from the specified Generating Unit(s) up to an amount equal to an annual load factor of sixty (60) percent or such other amount as is mutually agreeable.

     11.3 Provisions for Capacity Commitment Charge

     The monthly Capacity Commitment Charge for each specific Generating Unit(s) from which capacity is committed shall be an amount not to exceed the result of the following formula:

     A = (1/12) (B) (C/D) (E)

     Where:

          A = Monthly Capacity Commitment Charge for the specified unit to be due each month regardless of the availability of the specific unit.

          B = 0.1712 (fixed charge rate for the committing Company).

          C = Committing Company's total dollar investment, at original cost, in the specific Generating Unit as of December 31 of the year prior to the year of the Capacity Commitment.

          D = Rated net dependable capability of the specific Generating Unit in megawatts.

          E = Megawatts of capacity committed from the specified unit.

     11.4 Provision for Energy Charge

     The rate for Energy received by a receiving Company from specified unit(s) shall be the Variable Cost of Energy produced from each specified unit(s) plus ten (10) percent of such costs or three (3) mills per kilowatt-hour, whichever is less.

                                   SCHEDULE D

                 PAYMENTS AND RECEIPTS FOR POOL ENERGY EXCHANGES

                               AMONG THE COMPANIES

     12.1 Purpose

     The purpose of this Schedule is to provide the basis for determining payments and receipts among the Companies for Pool Energy exchanges.

     12.2 Hourly Calculations

     The payments and receipts of Section 12.3 are calculated Hourly, but are accumulated and billed Monthly among the Companies

     12.3 Receipts and Payments

     A selling Company shall receive from a purchasing Company one hundred and ten percent (110%) of the selling Company's Incremental Energy Cost for Pool Energy sold. A purchasing Company shall pay for Pool Energy received one hundred and ten percent (110%) of its portion of the aggregate of the selling Companies' Incremental Cost for Pool Energy. Where Pool Energy is purchased simultaneously by more than one Company, these charges shall be pro rated in proportion to the megawatt-hours of Pool Energy purchased by each buyer.

                                   SCHEDULE E

                       PAYMENTS AND RECEIPTS FOR INTERNAL

                ECONOMY ENERGY EXCHANGES AMONG THE COMPANIES AND

                    FOR OFF-SYSTEM ENERGY PURCHASES AND SALES

     13.1 Purpose

     The purpose of this Schedule is to provide the basis for determining payments and receipts among the Companies for Internal Economy Energy exchanges and for off-System Energy purchases and sales made to improve System economy.

     13.2 Hourly Calculations

     The payments of Section 13.3 and receipts of Section 13.4 shall be calculated Hourly, but are accumulated and billed Monthly among the Companies.

     13.3 Payments

     A purchasing Company shall pay its Decremental Energy Value for Internal Economy Energy purchased and off-System Energy purchased to improve System economy.

     13.4 Receipts

     A selling Company shall receive its Incremental Energy Cost for Internal Economy Energy sold and off-System Energy sold to improve System economy.

                                   SCHEDULE F

                       DISTRIBUTION OF MARGIN FOR INTERNAL

                   ECONOMY ENERGY EXCHANGES AND FOR OFF-SYSTEM

                           ENERGY PURCHASES AND SALES

     14.1 Purpose

     The purpose of this Schedule is to establish the basis for distributing among the Companies the Margin resulting from Internal Economy Energy exchanges and for off-System Energy purchases and sales made to improve System economy.

     14.2 Distribution of Margin

     Any Margin remaining from Internal Economy Energy exchanges and off-System Energy purchases and sales made to improve System economy after deducting any Transaction Cost incurred in the period to which the Margin relates shall be distributed to the Companies in proportion to the relative magnitude of the sums for each Company of the Energy generated or not generated by such Company in order to participate in Internal Economy Energy exchanges or such off-System purchases or sales.

                                   SCHEDULE G

                       DISTRIBUTION OF OPERATING EXPENSES

                          OF THE CENTRAL CONTROL CENTER

     15.1 Purpose

     The purpose of this Schedule is to provide a basis for the distribution among the Companies of the costs incurred by the Agent in operating the Central Control Center.

     15.2 Costs

     Costs for the purpose of this Schedule shall include all costs incurred in maintaining and operating the Central Control Center including, among others, such items as salaries, wages, rentals, the cost of materials and supplies, interest, taxes, depreciation, transportation, travel expenses, consulting, and other professional services.

     15.3 Distribution of Costs

     All costs shall be billed by Agent to the Companies in proportion to the average of the maximum Company Peak Demands experienced during the three previous calendar Years with the following exception. In the event the Central Control Center makes a study or performs a special service in which all Companies are not thus proportionately interested, any resulting cost shall be distributed to the interested parties in accordance with the standard procedures of Agent authorized by the United States Securities and Exchange Commission.

                                   SCHEDULE H

                            CAPACITY COMMITMENT UNITS

     16.1 Purpose

     The purpose of this Schedule is to identify the Generating Units of the Companies from which Capacity Commitments shall be made pursuant to Section 6.3 in accordance with Schedule C.

     16.2 Commitment Units

     Listed below are the Generating Units from which each of the Companies shall commit Capacity to other Companies pursuant to Section 6.3. Capacity Commitments shall be made from the first listed unit of the committing Company unless or to the extent that such unit is not expected to be available during the commitment period. In such event, Capacity Commitments shall be made from the second listed unit of the committing Company.

COMPANY       UNIT NAME            RATING(MW)       YEAR INSTALLED

CPL           B. M. Davis #2          341               1976
              Laredo #3               101               1975

PSO           Riverside #2            465               1976
              Riverside #1            457               1974

SWEPCO        Knox Lee #5             344               1974
              Wilkes #3               351               1971

WTU           Fort Phantom #2         204               1977
              Fort Phantom #1         158               1974

                                   SCHEDULE I

                            PLANNING-RESERVE CRITERIA

     17.1 Purpose

     The purpose of this Schedule is to identify the criteria which shall be used by the Companies in determining their respective Planning Reserve Levels for purposes of determining their respective Capacity Commitment obligations

     17.2 Planning Reserve Criteria

     The Planning Reserve Level for each of the Companies shall be equal to 15% of Company Load Responsibility.

                                   SCHEDULE J

                              STATEMENT OF PRACTICE

                              REGARDING OFF-SYSTEM

                                  ENERGY SALES

     18.1 Purpose

     The purpose of this Schedule is to identify the basis upon which price quotations for energy sales to a non-associated entity made to improve System economy will be determined when any such non-associated entity makes a request of a Company or the Agent to purchase System Energy. The prices for sales made shall be set by negotiation or in accordance with filed rate schedules of the Companies and may include standard industry adders.

     18.2 Determination of Energy Price Quotations

     The CSW Central Control Center will predispatch System Energy requirements based upon an estimate of on-line System generation and such System Energy requirements. Any request for the purchase of System Energy will result in a price quotation based upon the incremental running cost of the next-least-costly-to-operate System Generating Unit (that will be available to make the sale requested during the time period that is the subject of the request by the non-associated entity) after System needs have been met. In determining whether a Generating Unit will be available to make a requested sale, the matters listed in Section 6.5 and the availability of adequate transmission capacity on the System and on the systems of other utilities shall be considered.

                                   SCHEDULE K

                    DISTRIBUTION OF CERTAIN TRANSACTION COSTS

     19.1 Purpose

     The purpose of this Schedule is to provide a basis for the distribution among the Companies of certain charges assessed by non-associated entities against one or more of the Companies for transmission service related to transactions contemplated by the Agreement.

     19.2 Fixed Transaction Costs

     For purposes of this Schedule, Fixed Transaction Costs shall consist of transmission service charges that are not computed based on specific schedules that vary on an hour-by-hour basis or that are not computed for specific firm transmission service reservations between Companies dependent on the level of reservation.

     19.3 Distribution of Fixed Transaction Costs

     All Fixed Transaction Costs shall be billed to the Companies in proportion to their maximum Company Peak Demands experienced during the previous calendar Year less interruptible loads served during the peak hour.

     19.4 Directly Assigned Transaction Costs

     For purposes of this Schedule, Directly Assigned Transaction Costs shall consist of transmission service charges due to non-associated entities that are not Fixed Transaction Costs and that are associated with the receipt by a Company of Pool Energy, Energy produced from a Joint Unit, Energy associated with a Capacity Commitment and off-System Energy purchased with reserves to meet the requirements of the receiving Company.

     19.5 Distribution of Directly Assigned Transaction Costs

     All Directly Assigned Transaction Costs shall be billed to the Companies in accordance with the following implementation steps:

          1) Directly Assigned Transaction Costs due to non-associated entities shall be paid by the Company receiving the bill. Where two or more Companies are jointly receiving such Energy for which a consolidated transmission service bill is rendered, the involved Companies will be responsible for the charges in proportion to their megawatt-hour (MWH) share of such Energy.

          2) Should a non-associated entity render a bill for Directly Assigned Transaction Costs that does not separately attribute such costs to particular Pool Energy, Joint Unit, Capacity Commitment or off-System Energy purchased with reserves transactions, the terms and conditions of the contracts, tariffs or ERCOT practices on which the charges are based will be used to determine which Companies will be responsible for such Energy transaction charges.

          3) When losses are required to be paid in kind, and the responsible Company provides Energy (to the scheduling Company) sufficient to cover the losses to be returned, such payments shall not be considered as Directly Assigned Transaction Costs. When the responsible Company chooses to pay the cost associated with the scheduling Company's returning the losses on behalf of the System, such Directly Assigned Transaction Costs shall be determined as the product of the losses paid back (in MWH) and the scheduling Company's average monthly fuel cost for the Month in which the losses are returned.

          4) On a calendar Month basis, according to transaction date, the total Directly Assigned Transmission Costs for which each Company is responsible and the total Directly Assigned Transmission Costs paid by each Company shall be tabulated. For a given Month, an adjustment shall be made in an appropriate CSW Money Pool account for each Company by an amount equal to the difference between the total Directly Assigned Transaction Costs paid by the Company and the Directly Assigned Transaction Costs for which the Company is responsible.